UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

NATIONWIDE HEALTH PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

Maryland	1-9028	95-3997619
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 718-4400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 17, 2011, Nationwide Health Properties, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Lender”), which is a wholly owned subsidiary of Ventas, Inc., a Delaware corporation (“Ventas”). The Company and Ventas are parties to an Agreement and Plan of Merger, dated as of February 27, 2011, under which the Company is to be merged with and into a wholly owned subsidiary of Ventas (the “Merger”), and each outstanding share of Company common stock (other than shares held by any wholly owned subsidiary of the Company, by Ventas or by any subsidiary of Ventas, which will be cancelled) will be converted into the right to receive 0.7866 shares of Ventas common stock.

Under the Loan Agreement, the Lender has agreed to make a $600 million unsecured loan (the “Loan”) to the Company. The Company will use the proceeds from the Loan to repay amounts outstanding under its revolving credit facility, to acquire properties and for general corporate purposes. The outstanding principal amount of the Loan will bear interest at the rate of 5.0% per annum, with interest payable on a semi-annual basis, commencing November 2011.

The Loan has a stated maturity of ten years, but the Company has the right to prepay the Loan at any time, in whole or in part. Additionally, the Company has agreed to prepay the Loan on the earlier of (i) the occurrence of a change of control of the Company (other than the Merger), or (ii) October 31, 2012, if the Merger is not completed by October 31, 2011. Under certain circumstances, if the Loan is prepaid prior to the stated maturity, the Company will receive a discount equal to the difference between (i) the amount of interest actually accrued on the portion of the Loan being repaid from the date of the Loan Agreement through the date of such prepayment (exclusive of any default interest) and (ii) the amount of interest that would have accrued on such portion of the Loan during such period of time if the applicable interest rate on the Loan had been 2.5%.

The Loan Agreement also contains certain covenants, including, among others, limitations on additional indebtedness and limitations on liens.

The foregoing description is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement.

The description of the Loan Agreement set forth under Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan Agreement, dated May 17, 2011, by and between Nationwide Health Properties, Inc. and Ventas Realty, Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.
By:	/s/ Abdo H. Khoury

Abdo H. Khoury Executive Vice President and Chief Financial & Portfolio Officer

Dated: May 20, 2011

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Loan Agreement, dated May 17, 2011, by and between Nationwide Health Properties, Inc. and Ventas Realty, Limited Partnership